As filed with the Securities and Exchange Commission on January 10, 2007

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PANDA ETHANOL, INC.

(Exact name of registrant as specified in its charter)

Nevada	33-0986282
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Panda Ethanol, Inc. 4100 Spring Valley, Suite 1002 Dallas, Texas 75244 (972) 361-1200	L. Stephen Rizzieri Chief Legal Officer, General Counsel and Secretary Panda Ethanol, Inc. 4100 Spring Valley, Suite 1002 Dallas, Texas 75244 (972) 361-1200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Janice V. Sharry, Esq.

Haynes and Boone, LLP

901 Main Street, Suite 3100

Dallas, Texas 75202

(214) 651-5000

Approximate date of commencement of proposed sale of securities to the public: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock offerable by the selling stockholders named in this prospectus	29,866,667	$10.995	$328,384,003.67	$35,137.09

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers an indeterminate number of additional shares as may be issued as a result of adjustments by reason of any stock split, stock dividend or similar transaction.
(2)	The proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices of our common stock as quoted on the OTC Bulletin Board on January 3, 2007 (within 5 business days prior to filing this registration statement).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 10, 2007

PROSPECTUS

29,866,667 Shares

PANDA ETHANOL, INC.

Common Stock

This prospectus relates to offers and sales from time to time by the selling stockholders identified in this prospectus of up to 29,866,667 shares of our common stock, par value $0.001 per share. Except for underwriting discounts and selling commissions, which may be paid by the selling stockholders, we have agreed to pay the expenses incurred in connection with the registration of the shares of common stock covered by this prospectus.

The selling stockholders may sell the shares of common stock from time to time at market prices prevailing at the time of sale, prices related to prevailing market prices or privately negotiated prices. The selling stockholders may sell the shares of common stock to or through underwriters, brokers or dealers or directly to purchasers. Underwriters, brokers or dealers may receive discounts, commissions or concessions from the selling stockholders, purchasers in connection with sales of the shares of common stock, or both. Additional information relating to the distribution of the shares of common stock by the selling stockholders can be found in this prospectus under the heading “Plan of Distribution.” If underwriters or dealers are involved in the sale of any securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in a supplement to this prospectus.

We will not receive any proceeds from sales of shares of our common stock by the selling stockholders.

Investing in our common stock involves risks. Please see “ Risk Factors” beginning on page 6.

Our common stock is currently quoted on the OTC Bulletin Board, or OTCBB, under the trading symbol “PDAE.” The last reported sales price of our common stock on the OTCBB on January 9, 2007 was $11.00 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                             .

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholders referred to in this prospectus may offer and sell from time to time up to 29,866,667 outstanding shares of our common stock.

This prospectus does not cover the issuance of any shares of common stock by us to the selling stockholders, and we will not receive any of the proceeds from any sale of shares by the selling stockholders. Except for underwriting discounts and selling commissions, which may be paid by the selling stockholders, we have agreed to pay the expenses incurred in connection with the registration of the shares of common stock covered by this prospectus.

Information about the selling stockholders may change over time. Any changed information given to us by the selling stockholders will be set forth in a prospectus supplement if and when necessary. Further, in some cases, the selling stockholders will also be required to provide a prospectus supplement containing specific information about the terms on which they are offering and selling our common stock. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement.

In this prospectus, the words “Panda Ethanol,” “Company,” “we,” “our,” and “us” refer to Panda Ethanol, Inc. and its subsidiaries, unless otherwise stated or the context otherwise requires.

i

SUMMARY

This summary highlights selected features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, especially the risks of investing in our common stock discussed under “Risk Factors” in this prospectus and any accompanying prospectus supplement as well as the risk factors discussed in the documents incorporated by reference herein, before making an investment decision.

Panda Ethanol, Inc.

Panda Ethanol, Inc. is headquartered in Dallas, Texas. We are currently developing fuel ethanol plants in the United States. We anticipate that our ethanol facilities will operate on a continuous basis and, where available, will utilize biomass gasification technology as a thermal energy source. We are currently developing ethanol production facilities in Hereford, Texas, Haskell, Kansas and Yuma, Colorado. We are planning the development of several additional sites in Texas and the Midwest, including sites in Sherman County and Muleshoe, Texas and Lincoln County, Nebraska. We currently estimate that the Hereford facility will be completed sometime in the fourth quarter of 2007, the Yuma facility will be completed in the first quarter of 2009 and the Haskell facility will be completed in the second quarter of 2009.

The facility in Hereford, Texas is being constructed on a 383-acre site and is expected to produce approximately 105 million gallons of denatured ethanol per year. We have received air permits for the Hereford facility and began construction in August 2006. On June 7, 2006, we closed a private placement of equity for total gross proceeds of approximately $90.0 million. On July 28, 2006, a wholly-owned subsidiary of Panda Ethanol entered into project level debt financings aggregating approximately $188.1 million. Construction of the Hereford facility is proceeding on schedule.

The Haskell, Kansas and Yuma, Colorado facilities are also designed to each produce approximately 105 million gallons of denatured ethanol per year. We have received an air permit for the Yuma project and are seeking debt and additional equity financing required to construct the Yuma facility. Panda Ethanol has received an air permit and has applied for a waste water discharge permit for the Haskell facility. After receipt of the waste water discharge permit, Panda Ethanol plans to seek the debt and equity financing required to commence construction of the Haskell facility.

Panda Ethanol’s principal executive offices are located at 4100 Spring Valley, Suite 1002, Dallas, Texas 75244. Panda Ethanol’s telephone number is (972) 361-1200.

Recent Developments

On November 6, 2006, Panda Ethanol, Inc., a Delaware corporation, merged with and into Cirracor, Inc., a Nevada corporation, pursuant to a Merger Agreement dated May 18, 2006. The surviving company of the merger changed its name to “Panda Ethanol, Inc.” Pursuant to the merger, each outstanding share of common stock of Panda Ethanol, Inc. was converted into the right to receive one share of Cirracor, Inc. common stock with a total of 28,800,000 shares of Cirracor, Inc. common stock issued for 28,800,000 shares of Panda Ethanol, Inc. common stock.

On December 1, 2006, the Company sold 1,066,667 shares of its common stock in a private placement for total proceeds of $8 million, which will be used to fund working capital and project development expenses. Of these shares, 400,000 were purchased by Panda Energy International, Inc., or Panda Energy, our largest stockholder. Panda Energy now beneficially owns 45.8% of our common stock.

In August 2006, October 2006 and November 2006, we filed air permits for our planned facilities in Sherman County and Muleshoe, Texas and Lincoln County, Nebraska, respectively. We continue to consider the development of additional sites in Texas and the Midwest and monitor our options for further expansion of our business.

The Offering

Common stock offered by the selling stockholders	29,866,667 shares

Selling stockholders	All of the common stock is being offered by the selling stockholders named herein. See “Selling Stockholders” for more information on the selling stockholders.

Use of proceeds	We will not receive any proceeds from the sale of the shares in this offering.

Plan of distribution

The selling stockholders named in this prospectus, or their pledgees, donees, assigns, permitted transferees and successors-in-interest, may offer or sell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may resell the common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions, or commissions. For additional information on the methods of sale that may be used by the selling stockholders, see “Plan of Distribution” on page 10.

OTCBB symbol	PDAE

Risk factors

Investing in our common stock involves risks. For a discussion of certain risks associated with an investment in our common stock, please see the section entitled “Risk Factors” beginning on page 6 of this prospectus and the risk factors discussed in the documents incorporated by reference herein.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the Public Reference Room of the SEC at 100 F. Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the SEC at that address. Please call 1-800-SEC-0330 for further information on the operations of the public reference facilities.

INCORPORATION BY REFERENCE

For purposes of this prospectus, the SEC allows us to “incorporate by reference” certain information we have filed with the SEC, which means that we are disclosing important information to you by referring you to other information we have filed with the SEC. The information we incorporate by reference is considered part of this prospectus. We specifically are incorporating by reference the following documents filed with the SEC (excluding those portions of any Form 8-K that are furnished and not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-KSB/A for the year ended September 30, 2005, filed on August 7, 2006;

•	our Quarterly Report on Form 10-QSB/A for the quarter ended December 31, 2005, filed on August 7, 2006;

•	our Quarterly Report on Form 10-QSB/A for the quarter ended March 31, 2006, filed on August 7, 2006;

•	our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006, filed on August 14, 2006;

•	our Transition Report on Form 10-QSB for the transition period from October 1, 2005 to December 31, 2005, filed on November 16, 2006;

•	our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006, filed on November 20, 2006;

•	our Current Reports on Form 8-K, filed on January 10, 2007, December 26, 2006, December 4, 2006, November 17, 2006, November 15, 2006, November 13, 2006, September 28, 2006, June 13, 2006, May 24, 2006, March 30, 2006, February 2, 2006 and October 12, 2005;

•	our Current Report on Form 8-K/A, filed on October 6, 2006; and

•	the description of our common stock as contained in our Registration Statement on Form 8-A12G, filed on May 9, 2003, including all amendments and reports filed for the purpose of updating that description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Information contained in this prospectus modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. In addition, as a result of the merger that occurred on November 6, 2006, the information that relates to Cirracor, Inc. and its business and operations set forth in the above referenced documents (including the financial statements contained therein) is no longer applicable to our current business and operations and is superseded by the more recent information that relates to our business after the merger and Panda Ethanol, Inc.’s historical operations. Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website or at the SEC’s address listed above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents that are not specifically incorporated by reference in this prospectus. You can request a copy of the documents incorporated by reference in this prospectus, and any documents and agreements referred to in this prospectus by requesting them in writing or by telephone from us at the following address:

Panda Ethanol, Inc.

4100 Spring Valley, Suite 1002

Dallas, Texas 75244

Attention: L. Stephen Rizzieri

Chief Legal Officer, General Counsel and Secretary

Telephone: (972) 361-1200

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our current expectations, assumptions, beliefs, estimates and projections about the Company and the ethanol and other related industries. The forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “should” and variations of such words or similar expressions.

We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances. Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements include the risk factors discussed under the heading “Risk Factors” in this prospectus, the risk factors discussed in the documents incorporated by reference herein, and the following:

•	the time, cost and ability to complete construction of our ethanol plants;

•	issues arising in connection with the development and construction of our projects, including those relating to permits, easements, site conditions, workmanship, process engineering, and conflicts of interest;

•	the projected growth or contraction in the ethanol market in which we will operate;

•	fluctuations in the market price of ethanol;

•	our business strategy for expanding, maintaining or contracting our presence in this market;

•	our ability to obtain the necessary capital to finance our initiatives;

•	the sale of interests in, or entry into, partnerships or joint ventures with respect to specific projects;

•	anticipated trends in our financial condition and results of operations;

•	our ability to distinguish ourselves from our current and future competitors;

•	changes in or elimination of laws, tariffs, trade or other controls or enforcement practices such as:

o	national, state or local energy policy;

o	federal ethanol tax incentives;

o	regulation currently under consideration pursuant to the passage of the Energy Policy Act of 2005, which contains a renewable fuel standard and other legislation mandating the usage of ethanol or other oxygenate additives;

o	state and federal regulation restricting or banning the use of Methyl Tertiary Butyl Ether, or MTBE, a fuel derived from methanol;

o	environmental laws and regulations applicable to our operations and the enforcement thereof; and

o	regulations related to homeland security;

•	changes in weather and general economic conditions;

•	overcapacity within the ethanol and petroleum production and refining industries;

•	total United States consumption of gasoline;

•	availability and costs of products and raw materials, particularly corn, coal, natural gas, stainless steel and carbon steel;

•	labor costs;

•	labor relations;

•	fluctuations in petroleum prices;

•	our or our employees’ failure to comply with applicable laws and regulations;

•	our ability to generate free cash flow to invest in our business and service our indebtedness;

•	limitations and restrictions contained in the instruments and agreements governing our indebtedness;

•	our ability to raise additional capital and secure additional financing;

•	changes in interest rates;

•	our ability to retain key employees;

•	liability resulting from actual or potential future litigation;

•	competition;

•	plant shutdowns or disruptions at our plant or plants whose products we will market;

•	availability of shuttle trains, rail cars and trucks;

•	risks regarding a loss of or substantial decrease in purchases by our major customers;

•	risks related to hedging decisions, including whether or not to enter into hedging arrangements and the possibility of financial losses related to hedging arrangements;

•	risks related to diverting management’s attention from ongoing business operations; and

•	other risks relating to our current business and operations detailed in our current filings with the SEC which discuss other important risk factors concerning our historical operations.

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents incorporated by reference herein before you decide to purchase our common stock. In particular, you should carefully consider and evaluate the many significant risks and uncertainties described in the documents incorporated by reference herein. Any of the risks and uncertainties set forth therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price of our common stock being offered by this prospectus. As a result, you could lose all or part of your investment.

Sales of our common stock by the selling stockholders may cause our stock price to decline.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales may occur, could cause the market price of our common stock to decline. In addition, the sale of these shares could impair our ability to raise capital through the sale of additional common or preferred stock.

As of January 9, 2007, we had 31,066,667 shares of common stock outstanding. Of these shares, up to 1,200,000 shares were freely tradable prior to the effectiveness of the registration statement of which this prospectus forms a part, unless any of these shares are now held by our affiliates and have therefore become restricted or are unregistered shares that cannot currently be sold pursuant to Rule 144. Upon effectiveness of this registration statement, the 29,866,667 shares registered for resale under this prospectus will become freely tradable, resulting in a total of up to 31,066,667 shares being freely tradeable; provided that Panda Energy has agreed not to pledge, sell, contract to sell or sell any option or contract to purchase or otherwise transfer or dispose of seventy-five percent of its common stock, which constitutes over 10 million shares, for six months following the effective date of this registration statement of which this prospectus forms a part.

USE OF PROCEEDS

We will not receive any proceeds from sales of shares of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

The registration statement of which this prospectus forms a part relates to the registration for the account of selling stockholders of an aggregate of 29,866,667 shares of our common stock. The following table sets forth the names of the selling stockholders, the number of shares of common stock beneficially owned by them as of January 9, 2007, the maximum number of shares of common stock being offered by them, the number of shares of common stock each selling stockholder will beneficially own if the stockholder sells all of the shares being registered and the selling stockholder’s percentage of ownership of our common stock if all the shares in the offering are sold.

The shares being offered hereby are being registered to permit public secondary trading. The selling stockholders, including their donees, pledgees, transferees or other successors-in-interest may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares, nor are the selling stockholders obligated to sell any shares immediately, under this prospectus.

All information with respect to share ownership has been furnished by or on behalf of the selling stockholders and is as of the date of this prospectus. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in the notes to the table below, each of them has sole voting and investment power with respect to the shares of common stock owned by them. Because the selling stockholders may sell all or part of their shares, no estimates can be given as to the number of shares of common stock that will be held by the selling stockholders upon termination of any offering made hereby. For purposes of the table below, however, we have assumed that after termination of this offering none of the shares covered by this prospectus will be held by the selling stockholders.

The table below does not include any additional shares which may be issued as a result of adjustments by reason of any stock split, stock dividend or similar transaction, all of which shares, to the extent permitted under Rule 406 of the Securities Act, are being offered by this prospectus.

To our knowledge, none of the selling stockholders has had any position with, held any office of, or had any other material relationship with us during the past three years, except as described in the footnotes to the table below.

Selling Stockholders	Number of Shares Beneficially Owned Prior to Offering	Maximum Number of Shares Being Offered	Number of Shares Beneficially Owned After Offering (1)	Percent of Outstanding Shares Owned After Offering
Aleksander Szewczyk	33,278	33,278	0	*
Bonanza Master Fund Ltd. (2)	1,331,792	1,331,792	0	*
Boone Pickens	689,275	689,275	0	*
Brian T. Bradshaw	16,639	16,639	0	*
Capital Ventures International (3)	499,422	499,422	0	*
Cordillera Fund, LP (4)	166,474	166,474	0	*
CRS Fund, Ltd. (5)	49,917	49,917	0	*
Cyrus Opportunities Master Fund II, Ltd. (5)	782,453	782,453	0	*
Danny W. Tillett	3,328	3,328	0	*
David Meaney	1,664	1,664	0	*
Dickie C. Grant	33,278	33,278	0	*
Drew A. Campbell	4,991	4,991	0	*
D.B. Zwirn Special Opportunities Fund, L.P. (6)	266,667	266,667	0	*
D.B. Zwirn Special Opportunities Fund, Ltd. (6)	400,000	400,000	0	*
ECS Capital Management, LP	66,589	66,589	0	*
Frontpoint Energy Horizons Fund, L.P. (7)	915,607	915,607	0	*
Frontpoint Utility and Energy Fund, L.P. (7)	915,607	915,607	0	*
GLG European Long-Short Fund (8)	2,338,405	2,338,405	0	*
GLG Global Utilities Fund (8)	1,002,173	1,002,173	0	*
GLG North American Opportunity Fund (8)	1,670,289	1,670,289	0	*
Hyde Family Trust, A, R. Reid Hyde as Trustee	49,942	49,942	0	*
Iroquois Master Fund, Ltd. (9)	166,474	166,474	0	*
JMG Capital Partners, LP (10)	166,474	166,474	0	*
JMG Triton Offshore Fund, Ltd. (11)	166,474	166,474	0	*
Kings Road Investments, Ltd. (12)	832,370	832,370	0	*
Matthew J. Coit 2004 Irrevocable Trust	166,474	166,474	0	*
Michael D. Coit	249,711	249,711	0	*
Michael S. Ross	16,639	16,639	0	*
Panda Energy International, Inc. (13)	14,217,341	14,217,341	0	*
Robert L. Stillwell	16,639	16,639	0	*
Ronald D. Bassett	16,639	16,639	0	*
S F Capital Partners, Ltd. (14)	332,948	332,948	0	*
Seneca Capital LP II (15)	4,764	4,764	0	*
Seneca Capital International Subsidiary Corp III (15)	1,415,029	1,415,029	0	*
Seneca Capital LP (15)	827,606	827,606	0	*
Trilobite Holdings, Ltd. (16)	33,295	33,295	0	*

Total	29,866,667	29,866,667	0	*

(1)	Assumes that the selling stockholder sells all of its shares of common stock covered by this prospectus.

(2)	Bonanza Fund Management LLC may also be deemed to beneficially own these shares.

(3)	Heights Capital Management, Inc., the authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. CVI is affiliated with one or more registered broker-dealers. CVI purchased the shares being registered hereunder in the ordinary course of business and at the time of purchase, had no agreements or understandings, directly or indirectly, with any other person to distribute such shares.

(4)	James P. Andrew and Stephen J. Carter may also be deemed to beneficially own these shares.

(5)	Stephen C. Freidheim, Managing Partner, Cyrus Capital Partners, LP may also be deemed to beneficially own these shares.

(6)	Daniel Zwirn as Managing Member of D.B. Zwirn & Co., L.P., has voting and investment control over the shares held by D.B. Zwirn Special Opportunities Fund, L.P. Mr. Zwirn disclaims beneficial ownership of these shares.

Daniel Zwirn as Managing Member of D.B. Zwirn & Co., L.P., has voting and investment control over the shares held by D.B. Zwirn Special Opportunities Fund, Ltd. Mr. Zwirn disclaims beneficial ownership of these shares.

(7)	Includes 915,607 shares held by FrontPoint Utility and Energy Fund, L.P. and 915,607 shares held by FrontPoint Energy Horizons Fund, L.P. FrontPoint Energy Horizons Fund GP, LLC is the general partner of FrontPoint Energy Horizons Fund, L.P. FrontPoint Utility and Energy Fund GP, LLC is the general partner of FrontPoint Utility and Energy Fund, L.P. FrontPoint Partners LLC is the managing member of FrontPoint Energy Horizons Fund GP, LLC and FrontPoint Utility and Energy Fund GP, LLC and as such has voting and dispositive power over these securities. Philip Duff, W. Gillespie Caffray and Paul Ghaffari are members of the Board of Managers of FrontPoint Partners LLC and are members of its Management Committee. Messrs. Duff, Caffray and Ghaffari and FrontPoint Partners LLC, FrontPoint Energy Horizons Fund GP, LLC and FrontPoint Utility and Energy Fund GP, LLC each disclaim beneficial ownership of these securities except for their pecuniary interest therein.

(8)	Includes 1,670,289 shares held by GLG North American Opportunity Fund, 1,002,173 shares held by GLG Global Utilities Fund and 2,338,405 shares held by GLG European Long-Short Fund. GLG Partners, LP, which serves as the investment manager to each of the named funds (each a “GLG Fund”), may be deemed to be the beneficial owner of all shares owned by the GLG Funds. GLG Partners Limited, which serves as the general partner (the “General Partner”) of the Investment Manager, may be deemed to be the beneficial owner of all shares owned by the GLG Funds. Each of Noam Gottesman, Pierre Lagrange, and Emmanuel Roman, as a Managing Director of the General Partner with the power to exercise investment discretion, may be deemed to be the beneficial owner of all shares owned by the GLG Funds. Each of GLG Partners, LP, the General Partner, and the Managing Directors hereby disclaims any beneficial ownership of any such shares, except for their pecuniary interest therein.

(9)	Joshua Silverman has voting and investment control over the shares held by Iroquois Master Fund Ltd. Mr. Silverman disclaims beneficial ownership of these shares.

(10)	JMG Capital Partners, L.P. (“JMG Partners”) is a California limited partnership. Its general partner is JMG Capital Management, LLC (the “Manager”), a Delaware limited liability company and an investment adviser that has voting and dispositive power over JMG Partners’ Investments, including the Registrable Securities. The equity interests of the Manager are owned by JMG Capital Management, Inc., (“JMG Capital”) a California corporation, and Asset Alliance Holding Corp., a Delaware corporation. Jonathan M. Glaser is the Executive Officer and Director of JMG Capital and has sole investment discretion over JMG Partners’ portfolio holdings.

(11)	JMG Triton Offshore Fund, Ltd. (the “Fund”) is an international business company organized under the laws of the British Virgin Islands. The Fund’s investment manager is Pacific Assets Management LLC, a Delaware limited liability company (the “Manager”) that has voting and dispositive power over the Fund’s investments, including the Registrable Securities. The equity interests of the Manager are owned by Pacific Capital Management, Inc., a California corporation (“Pacific”) and Asset Alliance Holding Corp., a Delaware corporation. The equity interests of Pacific are owned by Messrs. Roger Richter, Jonathan M. Glaser and Daniel A. David. Messrs. Glaser and Richter have sole investment discretion over the Fund’s portfolio holdings.

(12)	Kings Road Investments Ltd. (“Kings Road”) is a wholly-owned subsidiary of Polygon Global Opportunities Master Fund (“Master Fund”). Polygon Investment Partners LLP, Polygon Investment Partners LP and Polygon Investment Partners HK Limited (the “Investment Managers”), Polygon Investments Ltd. (the “Manager”), the Master Fund, Alexander Jackson, Reade Griffith and Paddy Dear share voting and dispositive power of the securities held by Kings Road. The Investment Managers, the Manager, Alexander Jackson, Reade Griffith and Paddy Dear disclaim beneficial ownership of the securities held by Kings Road.

(13)	A description of the relationship between the Company and Panda Energy is discussed in our Current Report on Form 8-K, filed on November 13, 2006, in the Section entitled “Certain Relationships and Related Transactions” under Item 5.01 beginning on page 4, which section is incorporated herein by reference for all purposes, as the same may be supplemented or amended by any reports or other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering. Panda Energy is subject to a lock-up agreement pursuant to a Registration Rights Agreement, dated as of June 7, 2006, by and among Panda Ethanol, the Company and the purchasers named therein, as amended. For six months following the effective date of the registration statement of which this prospectus forms a part, Panda Energy has agreed not to pledge, sell, contract to sell or sell any option or contract to purchase or otherwise transfer or dispose of seventy-five percent of its common stock. Notwithstanding the lock-up provision, Panda Energy is permitted to pledge up to fifty percent of its common stock pursuant to a bona fide commercial lending arrangement based on the credit of Panda Energy.

(14)	Michael A. Roth and Brian J. Stark may also be deemed to beneficially own these shares.

(15)	Includes 1,415,029 shares held by Seneca Capital International Subsidiary Corp III, 827,606 shares held by Seneca Capital LP and 4,764 shares held by Seneca Capital LP II. Doug Hirsch is the managing member of the general partner of Seneca Capital LP and Seneca Capital LP II. Mr. Hirsch is also the sole director of Seneca Capital International Subsidiary Corp III and is the managing member of the general partner of the investment manager to Seneca Capital International Subsidiary Corp III’s sole shareholder. As such, Mr. Hirsch has investment and voting power for the securities owned by each of Seneca Capital LP, Seneca Capital LP II and Seneca Capital International Subsidiary Corp III. Mr. Hirsch disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(16)	William R. Sachs may also be deemed to beneficially own these shares.

*	Less than 1%.

PLAN OF DISTRIBUTION

Each selling stockholder of the common stock and any of their pledgees, donees, assignees, permitted transferees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTCBB or any other stock exchange, market or trading facility on which the shares are traded, in the over-the-counter market, or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any underwriters, broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of Section 2(11) the Securities Act in connection with such sales. In such event, any discounts, concessions, or commissions received by such underwriters, broker-

dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act and state securities laws.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they may be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

EXPERTS

The financial statements of Cirracor, Inc. (now known as Panda Ethanol, Inc. and formerly known as Full Circle Promotions, Inc.) as of September 30, 2005 and for the years ended September 30, 2005 and 2004 and for the period from October 12, 2001 (inception) to September 30, 2005, incorporated by reference in this registration statement of which this prospectus is a part, have been audited by Stonefield Josephson, Inc., independent registered public accounting firm, as set forth in their report incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Panda Ethanol, Inc. and Subsidiaries at December 31, 2004 and December 31, 2005, and for the period from inception (November 1, 2004) through December 31, 2004, the year ended December 31, 2005, and the period from inception through December 31, 2005 incorporated in the registration statement of which this prospectus is a part by reference to our Current Report on Form 8-K, filed on November 13, 2006 have been audited by Deloitte & Touche

LLP, independent auditors, as stated in their report incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the issuance of any securities offered under this prospectus will be passed upon for us by our special Nevada counsel, Kummer Kaempfer Bonner Renshaw & Ferrario. Counsel named in the prospectus supplement will issue opinions about the validity of the securities for any agents, dealers or underwriters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other expenses of Issuance and Distribution

The following table sets forth the expenses, other than commissions, expected to be incurred in connection with the offering described in the Registration Statement:

Expense	Amount
Securities and Exchange Commission registration fee	$22,945
Legal fees	$60,000	*
Printing and engraving expenses	$20,000	*
Accounting fees	$10,000	*
Miscellaneous expenses	$7,055	*

Total	$120,000	*

* Estimated

Item 15. Indemnification of Directors and Officers

The indemnification of directors and officers is described in our Current Report on Form 8-K, filed on November 13, 2006, in the section entitled “Indemnification of Directors and Officers” under Item 5.01 beginning on page 9, and is incorporated herein by reference for all purposes, as the same may be supplemented or amended by any reports or other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering.

Item 16. Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger dated May 18, 2006, by and among Cirracor, Inc., Panda Ethanol, Inc., and Grove Panda Investments, LLC, filed as Exhibit 2.1 to our Current Report on Form 8-K, filed on November 13, 2006 and incorporated by reference herein.

2.2	First Amendment to Agreement and Plan of Merger dated June 7, 2006, by and among Cirracor, Inc., Panda Ethanol, Inc., and Grove Panda Investments, LLC, filed as Exhibit 2.2 to our Current Report on Form 8-K, filed on November 13, 2006 and incorporated by reference herein.

4.1	Amended and Restated Articles of Incorporation, filed as Exhibit 3.1 to our Current Report on Form 8-K, filed on November 13, 2006 and incorporated by reference herein.

4.2	Amended and Restated Bylaws of Panda Ethanol, Inc., filed as Exhibit 3.2 to our Current Report on Form 8-K, filed on November 13, 2006 and incorporated by reference herein.

4.3	Registration Rights Agreement, dated as of June 7, 2006, by and among Panda Ethanol, Inc., Panda Energy International, Inc. and the purchasers named therein, filed as Exhibit 4.3 to our Current Report on Form 8-K, filed on November 13, 2006 and incorporated by reference herein.

4.4	Registration Rights Agreement, dated as of November 6, 2006, by and among Panda Ethanol, Inc. and Grove Panda Investments, LLC, filed as Exhibit 4.4 to our Current Report on Form 8-K, filed on November 13, 2006 and incorporated by reference herein.

4.5	First Amendment to Registration Rights Agreement as of November 13, 2006, among Panda Ethanol, Inc., Panda Energy International, Inc. and the several purchasers signatory therein, filed as Exhibit 10.1 to our Current Report on Form 8-K, filed on November 17, 2006 and incorporated by reference herein.

4.6	Registration Rights Agreement, dated as of December 1, 2006, by and among Panda Ethanol, Inc., Panda Energy International, Inc. and the several purchasers signatory thereto, filed as Exhibit 4.1 to our Current Report on Form 8-K, filed on December 4, 2006 and incorporated by reference herein.

*5.1	Legal Opinion of Kummer Kaempfer Bonner Renshaw & Ferrario.

*23.1	Consent of Deloitte & Touche LLP.

*23.2	Consent of Stonefield Josephson, Inc.

*23.3	Consent of Kummer Kaempfer Bonner Renshaw & Ferrario (included in its opinion filed as Exhibit 5.1).

*	Filed herewith

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 10th day of January, 2007.

PANDA ETHANOL, INC.

By:	/S/ TODD W. CARTER
Todd W. Carter Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Todd W. Carter, Michael Trentel or L. Stephen Rizzieri, each with full power to act alone, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully and to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 10th day of January, 2007.

Signature	Title

/S/ TODD W. CARTER Todd W. Carter	Chief Executive Officer, President and Director (Principal Executive Officer)

/S/ MICHAEL TRENTEL Michael Trentel	Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ FRANKLIN BYRD Franklin Byrd	Controller (Principal Accounting Officer/Controller)

/S/ ROBERT W. CARTER Robert W. Carter	Director

/S/ G. MICHAEL BOSWELL G. Michael Boswell	Director

/s/ DONNELL BROWN Donnell Brown	Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger dated May 18, 2006, by and among Cirracor, Inc., Panda Ethanol, Inc., and Grove Panda Investments, LLC, filed as Exhibit 2.1 to our Current Report on Form 8-K, filed on November 13, 2006 and incorporated by reference herein.

2.2	First Amendment to Agreement and Plan of Merger dated June 7, 2006, by and among Cirracor, Inc., Panda Ethanol, Inc., and Grove Panda Investments, LLC, filed as Exhibit 2.2 to our Current Report on Form 8-K, filed on November 13, 2006 and incorporated by reference herein.

4.1	Amended and Restated Articles of Incorporation, filed as Exhibit 3.1 to our Current Report on Form 8-K, filed on November 13, 2006 and incorporated by reference herein.

4.2	Amended and Restated Bylaws of Panda Ethanol, Inc., filed as Exhibit 3.2 to our Current Report on Form 8-K, filed on November 13, 2006 and incorporated by reference herein.

4.3	Registration Rights Agreement, dated as of June 7, 2006, by and among Panda Ethanol, Inc., Panda Energy International, Inc. and the purchasers named therein, filed as Exhibit 4.3 to our Current Report on Form 8-K, filed on November 13, 2006 and incorporated by reference herein.

4.4	Registration Rights Agreement, dated as of November 6, 2006, by and among Panda Ethanol, Inc. and Grove Panda Investments, LLC, filed as Exhibit 4.4 to our Current Report on Form 8-K, filed on November 13, 2006 and incorporated by reference herein.

4.5	First Amendment to Registration Rights Agreement as of November 13, 2006, among Panda Ethanol, Inc., Panda Energy International, Inc. and the several purchasers signatory therein, filed as Exhibit 10.1 to our Current Report on Form 8-K, filed on November 17, 2006 and incorporated by reference herein.

4.6	Registration Rights Agreement, dated as of December 1, 2006, by and among Panda Ethanol, Inc., Panda Energy International, Inc. and the several purchasers signatory thereto, filed as Exhibit 4.1 to our Current Report on Form 8-K, filed on December 4, 2006 and incorporated by reference herein.

*5.1	Legal Opinion of Kummer Kaempfer Bonner Renshaw & Ferrario.

*23.1	Consent of Deloitte & Touche LLP.

*23.2	Consent of Stonefield Josephson, Inc.

*23.3	Consent of Kummer Kaempfer Bonner Renshaw & Ferrario (included in its opinion filed as Exhibit 5.1).

*	Filed herewith